SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

DATE OF REPORT - May 19, 2004

(Date of Earliest Event Reported)

COLUMBIA LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 1-10352

Delaware	59-2758596
(State of Incorporation)	(I.R.S. Employer Identification No.)

354 Eisenhower Parkway Livingston, New Jersey	07039
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code: (973) 994-3999

Item 5. Other Events

On May 19, 2004, Columbia Laboratories, Inc. (“Columbia”) sold 2,000,000 shares of its common stock to SJ Strategic Investments LLC at a price of $3.20 per share. The gross proceeds to Columbia from this sale, before deducting expenses, will be $6,400,000. Columbia issued a press release titled “Columbia Laboratories Raises $6.4 Million through Sale of Common Stock”. A copy of Columbia’s press release is attached as Exhibit (99) and is incorporated by reference. A copy of the Stock Purchase Agreement with SJ Strategic Investments LLC is attached hereto as Exhibit (1.1).

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits.

1.1	Stock Purchase Agreement, Dated as of May 19, 2004, between Columbia Laboratories, Inc. and SJ Strategic Investments LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2004

COLUMBIA LABORATORIES, INC.

By:	/S/ David L. Weinberg
David L. Weinberg
Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Description
1.1	Stock Purchase Agreement, dated as of May 19, 2004, Between Columbia Laboratories, Inc. and SJ Strategic Investments LLC

99	Press Release